Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-207671) pertaining to the Hewlett Packard Enterprise Company 2015 Stock Incentive Plan and the Hewlett Packard Enterprise Company 2015 Employee Stock Purchase Plan,

(2) Registration Statement (Form S-8 No. 333-207679) pertaining to the Hewlett Packard Enterprise Executive Deferred Compensation Plan and the Hewlett Packard Enterprise Grandfathered Executive Deferred Compensation Plan,

(3) Registration Statement (Form S-8 No. 333-207680) pertaining to the Hewlett Packard Enterprise 401(k) Plan,

(4) Registration Statement (Form S-8 No. 333-214845) pertaining to the Silicon Graphics International Corp. 2005 Equity Incentive Plan, 2005 Non-Employee Directors' Stock Options Plan, 2006 New Recruit Equity Incentive Plan, and the 2014 Omnibus Incentive Plan, and

(5) Registration Statement (Form S-4 No. 333-214570) of Hewlett Packard Enterprise Company;
of our reports dated December 15, 2016, with respect to the consolidated and combined financial statements of Hewlett Packard Enterprise Company and the effectiveness of internal control over financial reporting of Hewlett Packard Enterprise Company included in this Annual Report (Form 10-K) for the year ended October 31, 2016.

/s/ Ernst & Young LLP
San Jose, California
December 15, 2016